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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported) July 20, 2001
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                               YELLOW CORPORATION
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             (Exact name of registrant as specified in its charter)




           Delaware                     0-12255                  48-0948788
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(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)




 10990 Roe Avenue, P. O. Box 7563,  Overland Park, Kansas    66207
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        (Address of principal executive offices)          (Zip Code)




Registrant's telephone number, including area code   (913) 696-6100
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                                   No Changes.
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         (Former name or former address, if changed since last report.)

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Item 5.  Other Events
Yellow Freight System, a Yellow Corporation subsidiary (NASDAQ: YELL), today announced that it will implement a general rate increase averaging 4.9 percent effective August 1, 2001 for customers not currently on contract rates. The adjustment affects about half of Yellow Freight's revenue base. The remaining business is subject to individually negotiated price increases at contract renewal dates.

Based in Overland Park, Yellow Freight System offers the widest range of services for transportation and related movement of goods and materials. Services include: Standard Ground(TM), featuring broad coverage and competitive service throughout North America; Definite Delivery(TM), a guaranteed on-time service with 24-by-7 monitoring; Exact Express(TM), a time-definite, expedited, guaranteed air and ground delivery service and Yellow Global(TM), an international ocean and air forwarding service. A subsidiary of Yellow Corporation (NASDAQ: YELL), Yellow Freight System serves more than 300,000 customers and employs 23,000.






                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                YELLOW CORPORATION
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                                                   (Registrant)

Date:    July 20, 2001                     /s/ Donald G. Barger, Jr.
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                                               Donald G. Barger, Jr.
                                               Chief Financial Officer